                  NOTICE OF GUARANTEED DELIVERY FOR SHARES OF
                BENEFICIAL INTEREST OF KEMPER HIGH INCOME TRUST
              SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION
                      AND THE OVER-SUBSCRIPTION PRIVILEGE

                    KEMPER HIGH INCOME TRUST RIGHTS OFFERING

     As set forth in the Prospectus dated March 22, 1999 (the "Prospectus") under "The Offer -- Payment for Shares," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of Kemper High Income Trust shares of Beneficial Interest (the "Shares") subscribed for by exercise of Rights pursuant to the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be received prior to 5:00 p.m. New York City time on April 16, 1999 (the "Expiration Date"), unless extended by the Fund. The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined hereby have the meanings attributed to them in the Prospectus.

                           THE SUBSCRIPTION AGENT IS:

                                BOSTON EQUISERVE


BY FACSIMILE:
(TELECOPIES)
(781) 575-4826
Confirm by telephone to:
(781) 575-4816
BY OVERNIGHT COURIER:
State Street Bank and Trust Company
Corporate Reorganization
40 Campanelli Drive
Braintree, Massachusetts 02184
U.S.A.

BY FIRST CLASS MAIL:
State Street Bank and Trust Company
Corporate Reorganization
P.O. Box 9573
Boston, Massachusetts 02205-9573
U.S.A.
BY HAND:
Securities Transfer and Reporting Services Inc.
c/o Boston EquiServe
100 William St. Galleria
New York, New York 10038
U.S.A.

                   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS,
                        OR TRANSMISSION OF INSTRUCTIONS
       VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE,
                     DOES NOT CONSTITUTE A VALID DELIVERY.

     The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of Shares subscribed for under both the Primary Subscription and the Over-Subscription Privilege to the Subscription Agent and must deliver this Notice of Guaranteed Delivery guaranteeing delivery of (i) payment in full for all subscribed Shares and (ii) a properly completed and executed Subscription Certificate to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date. The Subscription Certificate and full payment must then be delivered to the Subscription Agent by the close of business on April 21, 1999, which is the third business day after the Expiration Date, unless extended by the Fund. Failure to do so will result in a forfeiture of the Rights.

                                                       (continued on other side)

                                   GUARANTEE

     The undersigned, a member firm of the New York Stock Exchange or a bank or trust company guarantees delivery of payment to the Subscription Agent by the close of business (5:00 p.m., New York City time) on the third business day (April 21, 1999) after the Expiration Date (April 16, 1999 unless extended by the Fund) of (i) a properly completed and executed Subscription Certificate and
(ii) payment of the full Subscription Price for shares subscribed for in the Primary Subscription and pursuant to the Over-Subscription Privilege, if applicable, as subscription for such shares is indicated herein or in the Subscription Certificate.
--------------------------------------------------------------------------------


1. Primary Subscription    Number of Rights to be    Number of Primary Shares          Payment to be made in
                           exercised                 requested for which you are       connection with
                                                     guaranteeing delivery of          Primary Shares
                                                     Rights and Payment ________       $________
                                                     Shares (Rights / by 3)
-------------------------------------------------------------------------------------------------------------

2. Over Subscription                                 Number of Over-Subscription       Payment to be made in
                                                     Shares requested for which you    connection with
                                                     are guaranteeing payment          Over-Subject Shares
                                                     ________Shares                    $________
-------------------------------------------------------------------------------------------------------------

3. Totals                  Total Number of Rights
                           to be Delivered                                             $________
                           ________ Rights                                             Total Payment
-------------------------------------------------------------------------------------------------------------

Method of Delivery of Rights                         A. Through The Depository Trust Company ("DTC")*
(circle one)

                                                     B. Direct to the Subscription Agent


     Please note that if you are guaranteeing for Over-Subscription Shares and are a DTC participant, you must also execute and forward to Boston EquiServe, a Nominee Holder Over-Subscription Exercise Form.

----------------------------------------------       ----------------------------------------------
Name of Firm                                         Authorized Signature

----------------------------------------------       ----------------------------------------------
Address                                              Title

----------------------------------------------       ----------------------------------------------
Zip Code                                             Name (Please Type or Print)

----------------------------------------------
Name of Registered Holder
(If Applicable)

----------------------------------------------       ----------------------------------------------
Telephone Number                                     Date

* IF THE RIGHTS ARE TO BE DELIVERED THROUGH DTC, CALL THE SUBSCRIPTION AGENT TO OBTAIN A PROTECT IDENTIFICATION NUMBER, WHICH NEEDS TO BE COMMUNICATED BY YOU TO DTC.